Exhibit 5.2

Date: January 12, 2015

BY SEDAR

Alberta Securities Commission

British Columbia Securities Commission

Manitoba Securities Commission

New Brunswick Securities Commission

Newfoundland and Labrador, Securities Division, Department of Government Services and Lands

Nova Scotia Securities Commission

Ontario Securities Commission

Prince Edward Island Securities Office

Saskatchewan Financial Services Commission (Securities Division)

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Short Form Base Shelf Prospectus dated January 12, 2015 of North American Palladium Ltd.
Consent of Tetra Tech, Inc.

I refer you to the short form base shelf prospectus (including the documents incorporated by reference therein, the “Prospectus”) of North American Palladium Ltd. (the “Company”) dated January 12, 2015, and to the Registration Statement on Form F-10 of the Company initially filed with the U.S. Securities and Exchange Commission on December 5, 2014 and any amendment thereto, and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended (including the documents incorporated by reference therein, collectively, the “Registration Statement”).

Reference is made to the technical report prepared by Tetra Tech, Inc., entitled “Technical Report for Lac des Iles Mine, Ontario, Incorporating Prefeasibility Study of Life of Mine Plan” with an effective date of March 21, 2014 (the “Report”).

We hereby consent to the use of our name and to the inclusion or incorporation by reference of portions of the Report in the Prospectus and the Registration Statement.

We have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in such documents that are (i) derived from the Report, or (ii) within our knowledge as a result of the services performed by Tetra Tech, Inc. in connection with the Report.

Yours truly, TETRA TECH, INC.

Per:	/s/ Philip Bridson
Philip Bridson, P.Eng. Sr. Mining Engineer Tetra Tech, Inc.